Exhibit 9(xxiii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                            Amendment #2 to EXHIBIT I
                                     to the
                                 FUND ACCOUNTING
                                       AND
                       SHAREHOLDER RECORDKEEPING AGREEMENT

CONTRACT
DATE                    INVESTMENT COMPANY
                              Portfolios
                                    Classes



12/1/94           Star Funds
                        Star Treasurey Fund
                        The Stellar Fund
                        Star Relative Value Fund
                        Star Tax-Free Money Market Fund
                        Star U.S. Government Income Fund
                        Star Capital Appreciation Fund
                        Star Strategic Income Fund
                        Star Growth Equity Fund
12/1/96                 The Stellar Insured Tax-Free Bond Fund
9/1/97                  Star International Equity Fund
9/1/97                  Star Equity Index Fund
9/1/97                  Star Ohio Tax-Free Money Market Fund